As filed with the Securities
and Exchange Commission
on September 15, 1999                             Registration No. 333-____
________________________________________________________________________________

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549
                          ______________________

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933
                          _______________________

                         PAUL HARRIS STORES, INC.
                       (Exact name of registrant as
                         specified in its charter)

                 INDIANA                      35-0907402
             (State or other
             jurisdiction of               (I.R.S. Employer
     incorporation or organization)       Identification No.)


             6003 GUION ROAD
         INDIANAPOLIS, INDIANA                   46254
          (Address of Principal
           Executive Offices)                 (Zip Code)


                         PAUL HARRIS STORES, INC.
                   1996 STOCK OPTION AND INCENTIVE PLAN
                         (Full title of the plan)

                           CHARLOTTE G. FISCHER
               6003 GUION ROAD, INDIANAPOLIS, INDIANA 46254
                  (Name and address of agent for service)

                              (317) 293-3900
                       (Telephone number, including
                     area code, of agent for service)

                                 COPY TO:
                            JAMES A. ASCHLEMAN
                              BAKER & DANIELS
                   300 NORTH MERIDIAN STREET, SUITE 2700
                        INDIANAPOLIS, INDIANA 46204
                              (317) 237-0300

                      CALCULATION OF REGISTRATION FEE

TITLE OF   AMOUNT       PROPOSED MAXIMUM OFFERING   PROPOSED     AMOUNT OF
SECURITIES TO BE        PRICE PER SHARE (2)         MAXIMUM      REGISTRATION
TO BE      REGISTERED                               AGGREGATE    FEE
REGISTERED (1)                                      OFFERING
                                                    PRICE (2)
Common      1,000,000   $4.4688 (3)                 $4,468,800   $1,242.33
Stock,                                              (3)          (3)
without
par value


(1) Pursuant to Rule 416(c) under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also registers additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar transactions. In addition, pursuant to Rule 457(h)(2) under the Securities Act, no separate fee is required to register such additional shares of Common Stock.

(2) It is impracticable to state the maximum offering price. Shares offered pursuant to incentive stock options granted under the Plan are to be offered at not less than the market value of one share of Common Stock on the date the options are granted.

(3) Estimated solely for purposes of calculating the registration fee and computed in accordance with Rule 457(c) and (h) under the Securities Act using the average of the high and low sale prices of the Common Stock as reported by the NASDAQ National Market System on September 13, 1999, which was $4.4688 per share.

     The Registrant's Registration Statement on Form S-8 (Registration No. 333-30079) is incorporated herein by reference.

                                SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on September 14, 1999.

                              PAUL HARRIS STORES, INC.


                              By:    /S/ CHARLOTTE G. FISCHER
                                     Charlotte G. Fischer
                                     Chairman of the Board,
                                     President and Chief
                                     Executive Officer


                             POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes each of Charlotte G. Fischer and Keith L. Himmel, Jr., each with full power of substitution, to execute in the name and on behalf of such person any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the Registrant deems appropriate, and appoints each of Charlotte G. Fischer and Keith L. Himmel, Jr., each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

SIGNATURE                            TITLE             DATE
/S/ CHARLOTTE G. FISCHER             Chairman of       September 14, 1999
 Charlotte G. Fischer                the Board,
                                     President,
                                     Chief
                                     Executive
                                     Officer and
                                     Director
                                     (Principal
                                     Executive
                                     Officer)

/S/ KEITH L. HIMMEL, JR.             Vice              September 14, 1999
 Keith L. Himmel, Jr.                President -
                                     Finance,
                                     Controller
                                     and
                                     Corporate
                                     Secretary
                                     (Principal
                                     Accounting
                                     and
                                     Financial
                                     Officer)

/S/ RICHARD A. FEINBERG, Ph.D.       Director          September 14, 1999
 Richard A. Feinberg, Ph.D.

/S/ LESLIE NATHANSON JURIS, Ph.D.    Director          September 14, 1999
 Leslie Nathanson Juris, Ph.D.

/S/ JAMES T. MORRIS                  Director          September 14, 1999
 James T. Morris

/S/ JOHN E. PETERS                   Director          September 14, 1999
 John E. Peters

/S/ SALLY M. TASSANI                 Director          September 14, 1999
 Sally M. Tassani

                             INDEX TO EXHIBITS

                              DESCRIPTION OF EXHIBIT
Exhibit
   NO.
4.1     (i) Amended and Restated Articles of Incorporation of the
        Registrant dated September 8, 1992. (The copy of this Exhibit filed as Exhibit 4(a)(i) to the Registrant's Current Report on Form
        8-K dated April 11, 1997 is incorporated herein by reference.)
        (ii) Amendment to Amended and Restated Articles of Incorporation of the Registrant dated July 6, 1993. (The copy of this Exhibit filed as Exhibit 4(a)(ii) to the Registrant's Current Report on Form 8-K dated April 11, 1997 is incorporated herein by reference.)
        (iii) Amendment to Amended and Restated Articles of Incorporation of the Registrant dated April 10, 1997. (The copy of this Exhibit filed as Exhibit 4(a)(iii) to the Registrant's Current Report on Form 8-K dated April 11, 1997 is incorporated herein by reference.)
        (iv) Amendment to Amended and Restated Articles of Incorporation of the Registrant dated August 18, 1999. (The copy of this Exhibit filed as Exhibit 4(a)(iv) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended July 31, 1999 is incorporated herein by reference.)
4.2 Restated By-Laws of the Registrant, as amended to date. (The copy of this Exhibit filed as Exhibit 3(b) to the Registrant's Annual
        Report on Form 10-K for the fiscal year ended February 1, 1997 is incorporated herein by reference.)
4.3     (i) 1996 Stock Option and Incentive Plan of Registrant, as amended.
        (The copy of this Exhibit filed as Exhibit 4.3 to the Registrant's
        Registration Statement on Form S-8 (Registration No. 333-30079) is incorporated herein by reference.)
        (ii) First Amendment to the 1996 Stock Option and Incentive Plan, as amended. (The copy of this Exhibit filed as Exhibit (10)(n) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended May 2, 1998 is incorporated herein by reference.)
        (iii) Second Amendment to the 1996 Stock Option and Incentive Plan, as amended. (The copy of this Exhibit filed as Exhibit 10(c)(iii) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended July 31, 1999 is incorporated herein by reference.)
5 Opinion of Baker & Daniels, counsel for Registrant, as to the legality of the securities being registered.
23.1    Consent of PricewaterhouseCoopers LLP.
23.2 Consent of Baker & Daniels (included in the Baker & Daniels Opinion filed as Exhibit 5).
24      Powers of Attorney (included on the Signature Page of the
        Registration Statement).